UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2012

Date of Report (Date of Earliest Event Reported)

COMM 2012-LC4 Mortgage Trust

(Exact name of issuing entity)

German American Capital Corporation

(Exact name of sponsor as specified in its charter)

Ladder Capital Finance LLC

(Exact name of sponsor as specified in its charter)

Guggenheim Life and Annuity Company

(Exact name of sponsor as specified in its charter)

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-172143-03	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street
New York, New York
(Address of principal executive offices)

(212) 250-2500
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

In connection with the offering of commercial mortgage-backed securities contemplated by the Prospectus Supplement dated March 1, 2012 to the Prospectus dated March 1, 2012, as filed by the Registrant on March 19, 2012, the Registrant is attaching as exhibits to this Form 8-K the related Pooling and Servicing Agreement and Mortgage Loan Purchase Agreements.

(d) Exhibits

Exhibit No.	Description

4.1
Pooling and Servicing Agreement, dated as of March 1, 2012, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as a special servicer, U.S. Bank National Association, as trustee, Park Bridge Lender Services LLC, as operating advisor, and Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian.

99.1	Mortgage Loan Purchase Agreement, dated as of March 20, 2012, among Deutsche Mortgage & Asset Receiving and German American Capital Corporation.

99.2	Mortgage Loan Purchase Agreement, dated as of March 20, 2012, among Deutsche Mortgage & Asset Receiving, Ladder Capital Finance LLC and Ladder Capital Finance Holdings LLLP.

99.3	Mortgage Loan Purchase Agreement, dated as of March 20, 2012, among Deutsche Mortgage & Asset Receiving and Guggenheim Life and Annuity Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

August 13, 2012	By:	/s/ Helaine M. Kaplan
Name: Helaine M. Kaplan
Title: President

By:	/s/ Andrew Mullin
Name: Andrew Mullin
Title: Vice President, Treasurer, Chief Financial Officer
and Chief Accounting Officer